Exhibit 10.1
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of May 7, 2021 (the “Effective Date”) by and between CASTLE BIOSCIENCES, INC., a Delaware corporation (the “Company”), and JOSEPH C. COOK III, an individual (“Consultant”).
The Company desires to benefit from Consultant’s expertise by retaining Consultant as a consultant, and Consultant desires to perform consulting services for the Company, as provided for below. Accordingly, the Company and Consultant agree as follows:
1.ENGAGEMENT OF SERVICES. Consultant agrees to provide business and strategic consulting services to the Company as requested by the Chief Executive Officer of the Company from time to time during the term of this Agreement, not to exceed 10 hours per month on average (the “Services”). Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent. For clarity, the Company shall have the right at all times to retain third parties other than Consultant to provide services similar or identical to the Services provided under this Agreement.
2.TERM. This Agreement commences on the Effective Date and expires on December 31, 2021 or is terminated in accordance with the terms in Section 6 or is extended by mutual agreement of the parties (the “Term”).
3.COMPENSATION. The sole compensation for Consultant’s Services will be continued vesting of Consultant’s unvested stock options issued by the Company (the “Option Awards”) under its 2019 Equity Incentive Plan (the “2019 Plan”) during the Term. Such continued vesting shall be in accordance with the vesting provisions contained in the applicable award agreements and subject to the terms and conditions of the 2019 Plan. For the avoidance of doubt, the Agreement does not modify any of the existing terms or conditions of the Option Awards. The Company will not deem the Consultant’s transition from the role of director to the role of consultant contemplated under the Agreement to represent a termination of Continuous Service (as defined in the 2019 Plan). Further, the Company deems the performance of the Services by the Consultant under the Agreement during the Term to constitute Continuous Service for purposes of the 2019 Plan. At the end of the Term, Consultant’s Continuous Service shall terminate and any unvested options as of that date shall be forfeited, in accordance with the terms and conditions applicable to the Option Awards. The Company shall also reimburse Consultant, in accordance with Company’s reimbursement policy, for any reasonable expenses incurred in connection with the performance of Services under this Agreement, provided Consultant obtains Company’s prior written approval thereof and submits verification of such expenses as Company may reasonably require.
4.INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant’s relationship with the Company will be that of an independent contractor. Consultant will not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. The Company will not provide Consultant social insurance, workers’ compensation, disability insurance, social security or unemployment compensation coverage, or any other statutory benefit available to employees. Consultant is solely responsible for filing all tax returns and submitting all payments as required by any federal, state or local tax authorities arising from the payment of fees to Consultant under this Agreement, and agrees to do so in a timely manner. If applicable, the Company will report the fees paid to Consultant under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law. Consultant will comply with all applicable federal, state and local laws, rules and regulations in connection with this Agreement and while providing the Services.

5.MATERIAL NON-PUBLIC INFORMATION; TRADE SECRETS; INTELLECTUAL PROPERTY RIGHTS.
5.1No Material Non-Public Information. Consultant understands and acknowledges his obligations under applicable securities laws and regulations that prohibit trading in the Company’s securities while in possession of material, non-public information regarding the Company. The Company agrees that it will not provide Consultant with any material, non-public information regarding the Company without Consultant’s prior written consent.
5.2Proprietary Information. Consultant also agrees during the Term and thereafter that Consultant will take all steps reasonably necessary to hold the Company’s Proprietary Information (as defined below) in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining the Company’s express written consent. Consultant agrees that, as between the Company and Consultant, all Proprietary Information will remain the sole property of the Company. “Proprietary Information” means all data, information, technology, samples and specimens relating to the Company or its products, product concepts, technologies, businesses, financial, marketing, clinical or regulatory affairs, manufacturing processes and procedures, or those of any other third party, from whom the Company receives information on a confidential basis, whether written, graphic or oral, furnished to Consultant by or on behalf of the Company, either directly or indirectly, or obtained or observed by Consultant while providing services hereunder, and the Services to be provided by Consultant hereunder. In addition, notwithstanding any other provision of this Agreement to the contrary, Company Work Product (as defined below) shall constitute Proprietary Information.
5.3Third Party Information. Consultant understands that the Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or to use, except in connection with Consultant’s work for the Company, Third Party Information unless expressly authorized in writing by an officer of the Company.
5.4Prior Work Product. As used in this Agreement, the term “Work Product” means any Inventions (as defined below), whether or not patentable, and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. Consultant agrees to disclose promptly in writing to the Company all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Consultant in the course of any Services performed for the Company (“Company Work Product”). Consultant represents that any Work Product relating to the Company’s business or the Services which Consultant has made, conceived or reduced to practice at the time of signing this Agreement (“Prior Work Product”) has been disclosed in writing to the Company. Consultant agrees that any and all Inventions conceived, written, created, or first reduced to practice in the performance of Services under this Agreement shall be the sole and exclusive property of the Company. “Inventions” means all copyrights and copyrightable material, notes, records, drawings, designs, inventions, ideas, discoveries, enhancements, modifications, know-how, improvements, developments, discoveries, trade secrets’ data and information of every kind and description conceived, generated, made, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the Term and in the course of performing Services under this Agreement.

5.5Assignment of Company Work Product. Consultant hereby irrevocably assigns to the Company all right, title, and interest worldwide in and to Company Work Product and all applicable intellectual property rights related to Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract, and licensing rights (the “Proprietary Rights”). Except as set forth below, Consultant retains no rights to use Company Work Product and agrees not to challenge the validity of the Company’s ownership in Company Work Product. Consultant hereby grants to the Company an exclusive, royalty-free, irrevocable, and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, distribute, make, use, and sell any Prior Work Product incorporated or used in Company Work Product for the purpose of developing and marketing the Company’s products. If Consultant has any rights to Company Work Product that cannot be assigned to the Company, Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. If Consultant has any right to Company Work Product that cannot be assigned to the Company or waived by Consultant, Consultant unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights. Consultant agrees to cooperate with the Company or its designee(s), both during and after the Term, in the procurement and maintenance of the Company’s rights in Company Work Product, and to execute, when requested, any other documents deemed necessary by the Company to carry out the purpose of this Agreement.
6.TERMINATION.
6.1Termination by the Company. The Company may terminate this Agreement at any time and without any breach by Consultant upon 10 days’ prior written notice to Consultant. The Company may also terminate this Agreement immediately in its sole discretion upon Consultant’s material breach of any provision of this Agreement.
6.2Termination by Consultant. Consultant may terminate this Agreement at any time upon 10 days’ prior written notice to the Company.
6.3Noninterference with Business. During the Term and for a period of two (2) years immediately following termination of this Agreement by either party, Consultant agrees not to, directly or indirectly, knowingly solicit or induce any employee or independent contractor to terminate or breach an employment, contractual, or other relationship with the Company. The forgoing shall not prohibit the placement of general advertisements in publications of trade or industry interest or other similar general solicitations that are not targeted at specific individuals. Consultant shall not be deemed to have solicited or induced any employee or independent contractor for purposes of this section solely by reason of a solicitation or inducement by another person or entity that is an affiliate of Consultant.
6.4Return of the Company Property. Upon termination of the Agreement or earlier as requested by the Company, Consultant will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Work Product, Third Party Information, or Proprietary Information of the Company.

6.5Compliance with Laws. Consultant represents and warrants that Consultant’s performance of Services under this Agreement will comply with, and will not cause the Company or its affiliates to be in violation of, the applicable laws and regulations, and Consultant will indemnify the Company and its affiliates against any and all third party claims, demands, causes of action, penalties, debts or liabilities arising out of any such violation. Consultant’s failure to comply with this Section 6.5 shall constitute a material breach of this Agreement, which breach shall constitute grounds for immediate termination of this Agreement by the Company.
6.6Survival. The following provisions shall survive termination of this Agreement: Section 4, Section 5, Section 6.3, Section 6.4 and Section 7.
7.GENERAL PROVISIONS
7.1Governing Law; Dispute Resolution. This Agreement will be governed and construed in accordance with the laws of the State of Texas, USA, without regards to the conflicts of law provisions thereof. If the parties are unable to resolve any dispute arising out of or in connection with the parties’ respective rights and obligations under this Agreement, either party has the right to seek final settlement of the dispute through arbitration administered by the American Arbitration Association in accordance with its rules then in force. The arbitration proceedings shall take place in Houston, Texas in the English language and the parties hereby irrevocably waive any objection to the laying of venue of an arbitration proceeding initiated hereunder.
7.2Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
7.3No Assignment. This Agreement may not be assigned by Consultant without the Company’s consent, and any such attempted assignment shall be void and of no effect.
7.4Notices. All notices, requests, and other communications under this Agreement must be in writing and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this section.
7.5Legal Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys’ fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.
7.6Injunctive Relief. A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law, and the Company is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.
7.7Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
7.8Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.
7.9Entire Agreement. This Agreement, together with all the Statements of Work hereunder, is the final, complete, and exclusive agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Services undertaken by Consultant for the Company.
IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed by their duly authorized representative as of the date first set forth above.

CASTLE BIOSCIENCES, INC.

By: /s/ Derek Maetzold
Derek J. Maetzold
(Printed Name)

Title: President and Chief Executive Officer

Address: 505 S. Friendswood Drive, Suite 401
Friendswood, TX 77546

Consultant

/s/ Joseph C. Cook III
Name: Joseph C. Cook III

Address: